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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 12, 2001

                                   CORE, INC.

             (Exact name of registrant as specified in its charter)

                         Commission file number 0-19600

                MASSACHUSETTS                             04-2828817
 --------------------------------------------  -------------------------------
(state or other jurisdiction of incorporation)(IRS employer identification no.)

          18881 VON KARMAN AVENUE, SUITE 1750, IRVINE, CALIFORNIA 92612
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 442-2100


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CORE, INC.

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On July 12, 2001, pursuant to the Agreement and Plan of Merger dated as of March 29, 2001, (the "Merger Agreement") by and among CORE, INC., a Massachusetts corporation ("CORE"), Fortis, Inc., a Nevada corporation ("Fortis") and CORE Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of Fortis ("Merger Sub"), Merger Sub was merged with and into CORE. CORE, the surviving corporation, became a wholly-owned Fortis subsidiary.

         Pursuant to the terms of the Merger Agreement, each share of CORE Common Stock has become convertible into the right to receive $4.92 in cash, without interest. Fortis expects to pay approximately $45 million in cash consideration to CORE stockholders for 100% of the outstanding shares of CORE Common Stock. Fortis also expects to pay approximately $300,000 to holders of CORE stock options with an exercise price less than $4.92 per share. In connection with the closing of the merger, CORE has repaid approximately $10.9 million of its outstanding debt. Fortis is using internally generated funds for these payments.

         On July 12, 2001, CORE and Fortis issued a press release relating to the merger. The press release has been filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:  Not applicable.
(b)      PRO FORMA FINANCIAL INFORMATION:  Not applicable.

(c)      EXHIBITS:

         EXHIBIT
         NUMBER   DESCRIPTION

         2.1 Agreement and Plan of Merger, dated as of March 29, 2001, by and among CORE, INC., Fortis, Inc. and CORE Merger Sub, Inc. Filed as Exhibit 2.1 to Registrant's Current Report on Form 8-K, filed March 30, 2001, and incorporated herein by reference.

         3.1 Articles of Merger of CORE, INC. and CORE Merger Sub, Inc., filed with the Secretary of State of the Commonwealth of Massachusetts on July 12, 2001.

         99.1     Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CORE, INC.

Date:  July 12, 2001               By: /s/ James T. Fallon
                                       ---------------------------------
                                       James T. Fallon
                                       Co-President